UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2016

SUMMIT HOTEL PROPERTIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35074	27-2962512
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12600 Hill Country Boulevard, Suite R-100

Austin, Texas 78738
(Address of Principal Executive Offices) (Zip Code)

(512) 538-2300
(Registrants’ telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 19, 2016, Summit Hotel Properties, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). There were 80,717,542 shares of common stock of the Company represented in person or by proxy at the meeting, constituting 92.54% of the outstanding shares of common stock on March 21, 2016, the record date for the Annual Meeting.

The matters voted upon at the Annual Meeting and the final results of such voting are set forth below:

Proposal 1: To elect five directors to the Company’s Board of Directors.

Name	For	Withheld	Broker Non-Votes
Daniel P. Hansen	74,792,720	644,563	5,280,259
Bjorn R. L. Hanson	74,564,022	873,261	5,280,259
Jeffrey W. Jones	74,619,275	818,008	5,280,259
Kenneth J. Kay Thomas W. Storey	74,619,221 74,619,223	818,062 818,060	5,280,259 5,280,259

All director nominees were duly elected at the Annual Meeting. Each of the individuals named in the above table will serve as director until the Company’s 2017 annual meeting of stockholders and until his successor is duly elected and qualified.

Proposal 2: To ratify the appointment of Ernst & Young LLP.

For	Against	Abstain	Broker Non-Votes
80,546,847	36,009	134,686	N/A

At the Annual Meeting, stockholders ratified the appointment of Ernst & Young LLP as the Company’s registered public accounting firm for the fiscal year ending December 31, 2016.

Proposal 3: To approve, on an advisory basis, the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
74,755,455	561,695	120,133	5,280,259

At the Annual Meeting, stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers.

Proposal 4: To approve, on an advisory basis, the stockholder proposal submitted by the Teamster Affiliates Pension Plan.

For	Against	Abstain	Broker Non-Votes
40,898,217	34,394,925	144,141	5,280,259

At the Annual Meeting, stockholders approved, on an advisory basis, the stockholder proposal submitted by the Teamster Affiliates Pension Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUMMIT HOTEL PROPERTIES, INC.

	By:	/s/ Christopher R. Eng
	Name:	Christopher R. Eng
Dated: May 25, 2016	Title:	Executive Vice President, General Counsel, Chief Risk Officer and Secretary